Confirming Statement
This statement confirms that the
undersigned, Donald W. Sturdivant, authorized
Daniel J. Blount to execute and file on the undersigned's behalf the Form 4 filed with the Securities and Exchange Commission on August 21,
2003 to report certain transactions by the undersigned in the securities of Graphic
Packaging Corporation.  The undersigned
acknowledges that Daniel J. Blount has not assumed any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

Date:  August 31, 2003
	/s/ Donald W. Sturdivant
	Donald W. Sturdivant



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Affirmation2.txt